UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 17, 2005


                                  Red Hat, Inc.
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               (Exact Name of Registrant as Specified in Charter)


               Delaware                   000-26281         06-1364380
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        (State or Other Juris-           (Commission      (IRS Employer
       diction of Incorporation          File Number)   Identification No.)


        1801 Varsity Drive, Raleigh, North Carolina            27606
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         (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (919) 754-3700

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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

     On June 17, 2005, the Compensation Committee of the Board of Directors of Red Hat, Inc. (the "Company") approved the performance objectives for the Company that will be used to determine the amount of the cash bonus awards that may be paid to the Company's executives for the fiscal year ended February 28, 2006 under its Executive Variable Compensation Plan. The performance objectives for fiscal 2006 are (a) a specified dollar amount of cash flows from operations,
(b) a specified dollar amount of net revenues, and (c) a specified percentage of operating margin for the fiscal year (the "Targets"). Bonus award amounts for the Company's executives will be calculated for each participant as a percentage of such participant's target cash bonus award, such percentage to be based on the actual cash flows from operations, the actual net revenues and the actual operating margin achieved for fiscal 2006 as compared to the Targets.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  RED HAT, INC.

Date: June 22, 2005                  By: /s/ DeLisa K. Alexander
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                                             DeLisa K. Alexander,
                                             Assistant Secretary